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                                                                    EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124454) and related Prospectus of American Commercial Lines LLC and ACL Finance Corp. for the registration of $200,000,000 Principal Amount of 9 1/2% Senior Notes due 2015 and to the use of our report dated March 15, 2005, with respect to the consolidated financial statements and schedule of American Barge Line Company included therein.


/s/ Ernst & Young LLP

May 27, 2005
Louisville, Kentucky